Exhibit 10.6

FORM OF

CHG HEALTHCARE SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

	(c) Effect of Subscription	4
	(d) Election Revocation Rights	5
	(e) Termination of Eligible Employee Status	5
	(f) No Cash Payments	5

§9.	Purchase of Stock	5

§10.	Delivery of Stock	6

§11.	Transferability	6

§12.	Adjustment	7

§13.	Securities Registration	7

§14.	Amendment or Termination	7

§15.	Limitation on Liability	7

§16.	Employment	8

§17.	Headings, References and Construction	8

§18.	Plan Document Controls	8

§19.	Severability	8

§20.	General Creditor Status	8

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CHG HEALTHCARE SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

§1. Purpose.

The purpose of this Plan is to encourage ownership in CHG Healthcare Services, Inc. (the “Company”) by allowing employees of the Company and other Participating Employers a convenient means to purchase Stock in the Company and thereby (1) attract and retain Eligible Employees, (2) provide an additional incentive to each Eligible Employee to work to increase the value of Stock, and (3) provide each Eligible Employee with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Company intends that this Plan constitute an “employee stock purchase plan” within the meaning of Code § 423 and will not be subject to the compensation reporting rules of FASB Statement No. 123 (revised 2004) (“FAS 123(R)”), further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

§2. Effective Date.

This Plan is effective as of October 1, 2006.

§3. Definitions.

The following terms shall have the meanings set forth below whenever the initial letters of such term are capitalized:

3.1 Administrator means the Compensation Committee of the Board or the Compensation Committee’s delegate.

3.2 Board means the Board of Directors of the Company.

3.3 Code means the Internal Revenue Code of 1986, as amended.

3.4 Company means CHG Healthcare Services, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor to CHG Healthcare Services, Inc.

3.5 Compensation means base salary, hourly wages, overtime, commissions and cash bonuses. “Compensation” does not include taxable expense allowances, and “Compensation” will be interpreted consistent with the Company’s 401(k) plan.

3.6 Eligible Employee means each person classified on the payroll of a Participating Employer as an employee, except

(a) an employee who customarily is employed (within the meaning of Code § 423(b)(4)(B)) less than 20 hours per week by a Participating Employer, and

(b) an employee who has been employed (within the meaning of Code § 423(b)(4)(A)) less than 6 months by a Participating Employer as of the first day of the Purchase Period.

3.7 Fair Market Value means as of any date, (a) if the Stock is quoted on a national quotation system, (1) the closing price of the Stock for such date on the national quotation system selected by the Administrator or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was such a quotation, or (b) if the Stock is not quoted on a national quotation system, the price that the Administrator acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

3.8 Offering Period means the first calendar month in each Purchase Period or such other period as may be set by the Administrator.

3.9 Participating Employer means (a) the Company and (b) any Subsidiary that has been designated by the Administrator.

3.10 Plan means this CHG Healthcare Services, Inc. Employee Stock Purchase Plan, as amended from time to time.

3.11 Purchase Date means for each Purchase Period the last business day of such Purchase Period.

3.12 Purchase Period means each calendar quarter during the term of this Plan.

3.13 Purchase Price means for each Purchase Period,         % of the Fair Market Value of the Stock as of the Purchase Date for such Purchase Period.

3.14 Recordkeeper means the entity selected by the Administrator to provide administrative services under this Plan.

3.15 Share Account means the separate bookkeeping account established and maintained by the Recordkeeper for each Eligible Employee who purchases Stock under this Plan to record, at a minimum, the number of shares of Stock purchased by such Eligible Employee pursuant to this Plan.

3.16 Stock means the $.01 par value common stock of the Company.

3.17 Subscription means an election by an Eligible Employee to purchase shares of Stock under this Plan, including the authorization to make the corresponding payroll deductions.

3.18 Subscription Account means the separate bookkeeping account that shall be established and maintained by the Recordkeeper for each Eligible Employee to record the dollar amount of payroll deductions to be applied to the purchase Stock under this Plan.

3.19 Subsidiary means each corporation that is in an unbroken chain of corporations beginning with the Company in which each corporation in such chain (except for the last corporation in such chain) owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

§4. Stock Available for Purchase Under this Plan.

There shall be                          shares of Stock available under this Plan (subject to adjustment pursuant to §13), which shares of Stock may be reserved to the extent that the Administrator deems appropriate from authorized but unissued shares of Stock or from shares of Stock that have been reacquired by the Company. Such shares of Stock shall be available for purchase from the Company pursuant to § 9.

§5. Administration.

(a) Generally. The Administrator shall be responsible for the administration of this Plan and shall have the absolute power and discretion to interpret this Plan and to take such other action in connection with the administration of this Plan as it deems necessary or equitable under the circumstances. The Administrator may rely on an opinion of counsel in making any decisions or determinations required in administering the Plan. The Administrator shall have the power to delegate to the Recordkeeper, or to any other person or entity, the duty to perform such administrative functions as it deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Administrator for such function. Any action or inaction by or on behalf of the Administrator under this Plan shall be final and binding on each Eligible Employee and on each other person who makes a claim under this Plan.

(b) Deadlines. The Administrator shall establish and communicate to Eligible Employees the deadlines for making elections under this Plan. The Administrator shall have the right to change such deadlines from time to time.

(c) Forms and Procedures. The Administrator shall develop such forms and procedures as the Administrator in its discretion deems necessary or helpful to the orderly administration of this Plan.

(d) Communications. All communications from an Eligible Employee to the Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such communications. The Administrator, in its sole discretion, may accept or reject communications not complying with the forms and procedures developed by the Administrator.

(e) Corrections. In the event that payroll deductions are made or shares of Stock are purchased in error, the Administrator shall take such action as the Administrator in its absolute discretion deems necessary or appropriate to correct such error as soon as practicable after the Administrator has knowledge of the error.

§6. Term of Plan.

The Company expects to continue this Plan for an indefinite period, subject to continued availability of shares of Stock for use under this Plan as described in §4. However, the Company reserves the right to terminate this Plan at any time in accordance with §15.

§7. Participation.

(a) General. Each person who is an Eligible Employee on the first day of a Purchase Period may elect to participate during such Purchase Period by completing and filing a Subscription with the Administrator or the Recordkeeper at any time during or before the Offering Period for that Purchase Period.

(b) Effective Time of Subscription. No Subscription for the purchase of shares of Stock shall become binding upon the Company until it has been accepted by the Administrator or the Recordkeeper. Only the Administrator or the Recordkeeper is authorized to accept Subscriptions and the actions of any person other than the Administrator (subject to the Administrator’s right to delegate pursuant to §5(a)) or the Recordkeeper shall be of no effect. The Administrator shall have the right, in its sole discretion, to reject any Subscription that (x) does not comply with the requirements of this Plan or the deadlines, forms or procedures developed by the Administrator or (y) is submitted by a person who is not an Eligible Employee or whose status as Eligible Employee is suspended or revoked. Such rejection may be effected by not making payroll deductions under this Plan or, if such deductions have been made, by returning, without interest, such amounts to the person for whose benefit such deductions were made. The rejection of a Subscription for one or more Purchase Periods shall not affect the ability or right of the Administrator to accept or reject a Subscription for any subsequent Purchase Period. In any event, all Eligible Employees shall have the same rights and privileges under this Plan to the extent required to satisfy the requirements of Code §423(b)(5).

§8. Payroll Deductions.

(a) Subscription Amounts. Each Eligible Employee’s Subscription shall specify the amount that he or she authorizes his or her Participating Employer to deduct from his or her Compensation otherwise due him or her from such Participating Employer each pay period during the Purchase Period. A Subscription shall apply prospectively and payroll deductions shall begin as soon as practicable after the Administrator accepts the Subscription. The minimum deduction may not be less than 1% of the Eligible Employee’s Compensation during the pay period, and the maximum deduction may not exceed 15% of the Eligible Employee’s Compensation during the pay period. An Eligible Employee’s “pay period” shall be determined in accordance with his or her Participating Employer’s standard payroll policies and practices.

(b) Subscription Account Credits. All payroll deductions received on behalf of an Eligible Employee shall be credited to his or her Subscription Account.

(c) Effect of Subscription. A Subscription shall remain in effect for the Purchase Period for which it was made and subsequent Purchase Periods and amounts shall continue to be deducted pursuant to such Subscription until such Subscription is amended or until the person who made the Subscription is no longer an Eligible Employee. A participating Eligible Employee shall have the right once during any Purchase Period to increase or reduce the payroll deductions that he or she previously had authorized, and such increase or reduction shall be effective as soon as practicable after the Administrator actually receives an amended Subscription to such effect.

(d) Election Revocation Rights. A participating Eligible Employee shall have the right at any time during any Purchase Period to revoke an election made on a Subscription, and stop the payroll deductions that he or she previously had authorized for such Purchase Period, if he or she files an election revocation form with the Plan Administrator at least 5 business days before the Purchase Date for such Purchase Period. In such case, payroll deductions shall stop as soon as practicable after the Plan Administrator actually receives the election revocation and the entire balance credited to his or her Account for such Purchase Period balance shall be paid to the Participant in cash (without interest) as soon as practicable after the Plan Administrator receives his or her election revocation form.

(e) Termination of Eligible Employee Status. If an individual’s status as an Eligible Employee terminates on or before the Purchase Date for a Purchase Period for any reason whatsoever, so that he or she is not an Eligible Employee, his or her payroll deductions shall cease and the balance credited to his or her Subscription Account shall be used for the purchase of shares of Stock on the Purchase Date pursuant to §9. Employment as an Eligible Employee shall not be treated as interrupted by a transfer directly between the Company and any other Participating Employer or between other Participating Employers.

(f) No Cash Payments. An Eligible Employee may not make any contribution to his or her Subscription Account except through payroll deductions made in accordance with this §8.

§9. Purchase of Stock.

On each Purchase Date, the balance then credited to an Eligible Employee’s Subscription Account will be used to purchase as many shares of Stock (whole and fractional) as can be purchased at the Purchase Price for the Purchase Period. If the number of shares of Stock available for purchase under the Plan on any Purchase Date is insufficient to cover the number of shares that the Subscription Account balances otherwise could purchase, then the number of shares that each participating Eligible Employee could purchase shall be reduced proportionately based on the ratio of (1) the number of shares of Stock that would have been purchased for such Eligible Employee if sufficient shares were available to (2) the total number of shares of Stock that would have been purchased for participating Eligible Employees if sufficient shares were available.

If an Eligible Employee has a credit balance in his or her Subscription Account remaining after the purchase of Stock, such credit balance shall be refunded to such Eligible Employee in cash (without interest).

In any event, no Eligible Employee shall have the right to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of Code §423) or any other shares of stock of the Company and any of its Subsidiaries under any other employee stock purchase plans (within the meaning of Code §423) to accrue (within the meaning of Code §423(b)(8)) at a rate that exceeds $15,000 of the Fair Market Value of such stock for any calendar year. Such Fair Market Value shall be determined as of the Purchase Date for a Purchase Period. In addition, no Eligible Employee shall have the right to purchase shares of Stock under this Plan if he or she would own (immediately after the purchase of such Stock) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Company based on the rules set forth in Code § 423(b)(3) and Code § 424.

§10. Delivery of Stock.

The Administrator will cause shares of Stock to be registered in book-entry form in the Eligible Employee’s name. The Recordkeeper shall record the purchase of shares of Stock pursuant to this Plan to the Eligible Employee’s Share Account and shall credit the Eligible Employee’s Share Account with any Stock dividends paid on such shares.

The Recordkeeper shall provide periodic statements to each Eligible Employee or former Eligible Employee of the number of shares of Stock held for his or her Share Account and of the dividends paid on those shares.

An Eligible Employee or former Eligible Employee may request the Recordkeeper deliver to the Eligible Employee or former Eligible Employee certificates representing all of the shares of Stock credited to his or her Share Account. Such certificates shall be provided at the Eligible Employee’s or former Eligible Employee’s expense, and the Recordkeeper may take such action as the Administrator deems appropriate for the Eligible Employee or former Eligible Employee to pay such expense. Any request for a certificate shall be treated as a request for Stock certificates for all shares of Stock credited to the Eligible Employee’s or former Eligible Employee’s Share Account.

No Eligible Employee (or any person who makes a claim through an Eligible Employee) shall have any interest in any shares of Stock until such Stock has been purchased pursuant to §9 and the related shares of Stock actually have been registered in book-entry form in the Eligible Employee’s name.

§11. Transferability.

Neither the balance credited to an Eligible Employee’s Subscription Account nor any rights to purchase and receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way (a “Transfer”), by an Eligible Employee during his or her lifetime or by any other person, and any attempt to do so shall be without effect; provided, however, upon any such attempted Transfer, the Administrator may distribute the balance credited to the Eligible Employee’s Subscription Account in cash (without interest) as soon as practicable thereafter. In such case, no further payroll deductions will be made on the Eligible Employee’s behalf for the remainder of the Purchase Period, and the Eligible Employee’s Subscription Account will be closed and will remain closed until such time as the Eligible Employee submits a new Subscription.

§12. Adjustment.

The number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any increase or decrease in the number of issued and outstanding shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of dividends in the form of Stock (but only such a payment with respect to Stock) or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company. Furthermore, the Board shall adjust (in a manner that satisfies the requirements of Code §424(a)) the number of shares of Stock available under this Plan and the related Purchase Price in the event of any corporate transaction described in Code §424(a) or the treasury regulations issued thereunder. An adjustment made under this §12 by the Board shall be conclusive and binding on all affected persons.

§13. Securities Registration.

If the Company deems it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, the Company shall take such action at its own expense before the purchase of such shares of Stock. If shares of Stock are listed on any national stock exchange at the time of the purchase of Stock under this Plan, the Company shall make prompt application for the listing on such national stock exchange of such shares at the expense of the Company.

§14. Amendment or Termination.

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Code §423, FAS 123(R), and the laws of the State of Delaware, and any such amendment shall be subject to the approval of the Company’s shareholders to the extent such approval is required under Code §423, the laws of the State of Delaware, applicable stock exchange requirements, or other applicable law. The Board may terminate this Plan or any offering made under this Plan at any time. Upon the effective date of such termination, all Subscriptions shall be of no further effect, no further payroll deductions shall be made by the Administrator for the purchase of Stock, and each participating Eligible Employee’s Subscription Account balance shall be distributed to the Eligible Employee in cash (without interest) as soon as practicable.

§15. Limitation on Liability.

Neither the Company nor any affiliate or anyone acting on the behalf of the Company or an affiliate shall be responsible in whole or in part for any act done in good faith or any good faith omission to act. Without limiting the first sentence, such entities shall not be responsible for any prices at which shares of Stock are purchased or sold, the time at which any purchase or sale is made under this Plan, or the change in value of any class of stock of the Company.

§16. Employment.

Nothing in the Plan shall interfere with or limit in any way the right of a Participating Employer to terminate any Eligible Employee’s employment at any time, nor confer upon any Eligible Employee any right to continue in the employ of such Participating Employer.

§17. Headings, References and Construction.

The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections (§) in this Plan shall be to sections (§) of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

§18. Plan Document Controls.

In the event of any conflict between the provisions of this Plan and any other document or communication, this Plan shall control, and the conflicting provisions of any other document or communication shall be null and void.

§19. Severability.

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

§20. General Creditor Status.

All amounts credited to a Subscription Account shall be held by the Company, by the Company’s agent or by one, or more than one, other Participating Employers (as determined by the Administrator) as part of the general assets of the Company or any such Participating Employer, and each Eligible Employee’s rights to the amounts credited to his or her Subscription Account shall be those of a general and unsecured creditor.

IN WITNESS WHEREOF, the undersigned certify that the Company, based upon action by its Board of Directors dated                         , 2006, has caused this Plan document to be adopted.

ATTEST:

Secretary	Chairman

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